UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 23, 2008

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Wilbur Street
Lynbrook, NY  11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 8.01	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 22, 2008, the Company’s Board of Directors (the “Board”) authorized an increase in the size of the Board from six to seven directors and appointed, subject to his acceptance, Dr. Matthew Geller to serve as a director on the Board and as a member of the Board’s audit committee.  Dr. Geller accepted his appointment on September 23, 2008.  Dr. Geller was appointed to serve as director of the first class of of the Board and will be eligible for re-election at the Company’s annual meeting of stockholders in 2009.

In connection with Dr. Geller’s appointment to the Board and audit committee, the Board affirmatively determined that Dr. Geller qualifies as an “independent director” and as an “audit committee financial expert” under the applicable rules and requirements of Nasdaq and the Securities and Exchange Act of 1934, as amended.

There is no agreement or understanding between Dr. Geller and any other person pursuant to which he was appointed to the Board.  Dr. Geller is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Dr. Geller’s appointment as a director and audit committee member, the Board granted Dr. Geller two stock options, each for the purchase of 15,000 shares of common stock of the Corporation (representing options to purchase an aggregate of 30,000 shares), which options (i) shall vest monthly with respect to 1/12 of the toal number of shares, commencing on the grant date (September 22, 2008) until all shares underlying each option have vested, (ii) have an exercise price per share of $19.00 (the closing sales price of the common stock on the date of grant) and (iii) expire ten (10) years from the date of grant.  Dr. Geller shall receive a grant of two options, each to purchase 15,000 shares of common stock, annually, on the anniversary of the initial grant date, as compensation for his service as a non-employee director and audit committee member.

Also in connection with Dr. Geller’s appointment, the Company intends to enter into a change of control agreement with Dr. Geller, in his capacity as a non-employee director of the Company, which will follow the form of agreement previously entered into by the Company with each of its non-employee directors on June 18, 2007, which form was filed as Exhibit 10.1 to the Company’s Form 8-K on June 22, 2008.

A press release announcing Dr. Geller’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1	Press Release dated September 25, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2008	BIOSPECIFICS TECHNOLOGIES CORP. —————————————————— (Registrant) /s/ Thomas L. Wegman
—————————————————— Thomas L. Wegman President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 25, 2008